EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
PRGX Global, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-134698) and Form S-8 (File No. 333-153837, No. 333-64125, No. 333-08707, No. 333-30885, No. 333-61578, No. 333-81168, No. 333-100817 and 333-137438) of PRGX Global, Inc. and subsidiaries of our report dated March 29, 2010, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.
/s/ BDO Seidman, LLP
Atlanta, Georgia
March 29, 2010